Exhibit 99.1
Press Release
HCC INSURANCE HOLDINGS REPORTS STRONG 2009
RESULTS IN A DIFFICULT ENVIRONMENT
HOUSTON (February 23, 2010) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released earnings for the fourth quarter and full year 2009, which ended December 31.
Net earnings for the fourth quarter of 2009 were $84.8 million, compared to $71.6 million for the fourth quarter of 2008. Net earnings per diluted share were $0.74 for the fourth quarter of 2009, versus $0.63 for the same quarter of 2008. Net earnings for the full year of 2009 were $353.9 million, compared to $302.1 million for the 2008 full year. Net earnings per diluted share were $3.11 for 2009, versus $2.61 for 2008.
“Our return on average equity was 12.5% for the year. We are very pleased with this performance in an environment which remains challenging,” HCC President and Chief Executive Officer John N. Molbeck, Jr. said.
Book value per share increased 14.2% during the year from $23.27 to $26.58 after declared regular dividends totaling $0.52 per share. The Company repurchased 1.7 million shares of its common stock during 2009 for a total cost of $35.5 million and a weighted-average cost of $21.36 per share. In addition, this was the 13th consecutive year in which HCC raised its dividend. Book value per share grew at a compounded rate of 15.1% over the last five years.
The Company’s GAAP combined ratio for the fourth quarter of 2009 was 85.8%, compared to 85.6% for the fourth quarter of 2008. The GAAP combined ratio for the full year of 2009 was 84.9%, versus 85.4% for 2008. HCC’s paid loss ratio for the year was 55.8%, which included 2.1 percentage points related to a commutation, compared to a paid loss ratio of 54.0% in 2008.
“Our combined ratio remained excellent for the year and our accident year combined ratio of 87.5% is a reflection of our strong underwriting culture, well managed expense ratio and the value of our non-correlated portfolio of businesses,” Mr. Molbeck said.
Gross written premium of HCC’s insurance company subsidiaries increased 7.3% to $655.7 million for the fourth quarter of 2009, compared to $611.2 million for the same quarter of 2008. Net written premium increased 2.8% to $518.4 million during the 2009 fourth quarter, compared to net written premium of $504.2 million for the 2008 fourth quarter. Net earned premium for the fourth quarter of 2009 increased 2.0% to $512.8 million, versus net earned premium of $502.6 million for the same quarter of 2008.

1

Gross written premium of HCC’s insurance company subsidiaries increased 2.4% to $2.6 billion for the full year of 2009, compared to 2008, while net written premium of $2.0 billion was essentially flat. Net earned premium of $2.0 billion for the 2009 full year was up 1.5% compared to 2008.
During the fourth quarter of 2009, HCC had net favorable prior year reserve development of $16.9 million, compared to net favorable prior year reserve development of $24.0 million for the same period of 2008. For the full year of 2009, the Company recorded $53.5 million of net favorable prior year reserve development. For the full year 2008, the Company had $82.4 million of net favorable prior year reserve development, offset by $57.5 million of additional reserves related to the 2008 accident year, primarily for its directors’ and officers’ liability and credit businesses, which resulted in a $24.9 million impact to earnings.
Total revenue in the fourth quarter of 2009 increased to $590.3 million, from $551.9 million in the same quarter of 2008. Total revenue increased to $2.4 billion for the full year of 2009, compared to $2.3 billion for the 2008 full year.
Fee and commission income was $103.7 million for the full year of 2009, compared to $125.2 million in the same period of 2008.
Investment income increased to $50.2 million during the fourth quarter of 2009, compared to $33.9 million during the fourth quarter of 2008. On a year-to-date basis, investment income grew to $192.0 million in 2009 from $164.8 million in 2008. This was the result of an increase in the size of our investment portfolio, the effect of which was offset by lower interest rates. Also included in 2008 is a loss on the sale of alternative investments.
HCC’s fixed income securities generated $49.0 million in investment income in the 2009 fourth quarter, versus $45.2 million in the 2008 fourth quarter. Investment income from fixed income securities was $189.5 million for the full year of 2009, compared to $174.7 million for the 2008 full year, as the Company’s fixed income investments increased 9.0% from December 31, 2008, to $4.6 billion at December 31, 2009.
As of December 31, 2009, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 4.9 years and an average tax equivalent yield of 5.1%. As of December 31, 2009, HCC’s total investments had an average duration of 4.2 years.
The Company realized investment gains of $7.2 million in the fourth quarter of 2009 and $12.1 million in full year 2009, and recognized $0.2 million and $5.4 million of losses, respectively, for securities that had an other-than-temporary impairment in value. HCC held $5.6 million of subprime-related and Alt A securities, which had an average rating of BBB+, and owned no CDO or CLO securities. HCC has never been a counterparty to any credit default swap.

2

Other operating income was $4.6 million for the 2009 fourth quarter, compared to a loss of $1.2 million for the same period in 2008. Other operating income was $34.4 million for the full year of 2009, compared to $9.6 million for the 2008 full year.
As of December 31, 2009, total investments were $5.5 billion, total assets were $8.8 billion, shareholders’ equity was $3.0 billion and the Company’s debt to total capital ratio was 9.0%.
In the fourth quarter of 2009, HCC issued $300 million of Senior Notes due 2019 with a fixed interest rate of 6.3%. Additionally, as previously announced on January 11, 2010, the Company completed the redemption of its 1.3% Convertible Notes due 2023. The Company has a $575 million line of credit with no outstanding borrowings at year-end 2009, reflecting HCC’s strong liquidity position.
EARNINGS GUIDANCE: HCC’s management estimates the Company will achieve net earnings of $2.70 to $3.00 per diluted share for 2010. These estimated results assume the following: gross written premium of $2.8 billion; net written premium of $2.2 billion; total revenue of $2.4 billion; a combined ratio of 86.5%; and average fully diluted shares outstanding of 114 million shares. These assumptions do not include any provision for catastrophe losses, reserve development, capital gains or losses or changes in carrying values of assets.
For further information about HCC’s quarter and full year financial results, the supplemental financial schedules are accessible on the Company’s website at http://www.hcc.com, as well as directly in the Investor Relations section of HCC’s website at http://ir.hcc.com.
(Note: If clicking on the above links does not open in a new web page, please cut and paste the above URLs into your browser’s address bar.)
HCC will hold an open conference call beginning at 8:00 a.m. Central Standard Time on Wednesday, February 24. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161. There will also be a live webcast available on a listen-only basis that can be accessed through the HCC website at http://www.hcc.com. The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, May 7, 2010.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading international specialty insurance group with offices across the United States and in the United Kingdom, Spain and Ireland. As of December 31, 2009, HCC had assets of $8.8 billion and shareholders’ equity of $3.0 billion. HCC’s major domestic and international insurance companies have a financial strength rating of “AA (Very Strong)” from Standard & Poor’s Corporation. HCC’s major domestic insurance companies have a financial strength rating of “AA (Very Strong)” from Fitch Ratings, “A1 (Good Security)” from Moody’s Investors Service, Inc., and “A+ (Superior)” by A.M. Best Company, Inc.

3

For more information about HCC, please visit http://www.hcc.com.

Contact:	Jen Browne, Investor Relations Coordinator HCC Insurance Holdings, Inc. Telephone: (713) 996-1144
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
*  *  *  *  *

4

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
(Unaudited, in thousands except per share data)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2009	2008	2009	2008
Gross written premium	$2,559,791	$2,498,763	$655,705	$611,207
Net written premium	2,046,289	2,060,618	518,400	504,236
Net earned premium	2,037,235	2,007,774	512,810	502,646
Fee and commission income	103,690	125,201	15,577	25,643
Net investment income	191,965	164,751	50,225	33,919
Other operating income (loss)	34,391	9,638	4,567	(1,191)
Total revenue	2,373,928	2,279,423	590,253	551,866
Net earnings	353,868	302,120	84,792	71,599
Earnings per share (diluted)	$3.11	$2.61	$0.74	$0.63
Weighted-average shares outstanding (diluted) (millions)	113.1	115.5	113.4	114.1
GAAP net loss ratio	59.7%	60.4%	59.2%	58.0%
GAAP combined ratio	84.9%	85.4%	85.8%	85.6%
Paid loss ratio	55.8%	54.0%	58.4%	62.1%

	December 31,	December 31,
	2009	2008
Total investments	$5,456,229	$4,804,283
Total assets	8,834,391	8,332,000
Shareholders’ equity	3,031,183	2,640,023
Debt to total capital ratio	9.0%	11.5%
Book value per share	$26.58	$23.27

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2009	2008
ASSETS

Investments:
Fixed income securities — available for sale, at fair value	$4,538,073	$4,133,165
Fixed income securities — held to maturity, at amortized cost	102,792	123,553
Short-term investments	810,673	497,477
Other investments	4,691	50,088

Total investments	5,456,229	4,804,283
Cash	129,460	27,347
Restricted cash and cash investments	146,133	174,905
Premium, claims and other receivables	600,332	770,823
Reinsurance recoverables	1,016,411	1,054,950
Ceded unearned premium	270,436	234,375
Ceded life and annuity benefits	61,313	64,235
Deferred policy acquisition costs	208,463	188,652
Goodwill	822,006	858,849
Other assets	123,608	153,581

Total assets	$8,834,391	$8,332,000

LIABILITIES

Loss and loss adjustment expense payable	$3,492,309	$3,415,230
Life and annuity policy benefits	61,313	64,235
Reinsurance balances payable	182,661	122,189
Unearned premium	1,044,747	977,426
Deferred ceding commissions	71,595	63,123
Premium and claims payable	154,596	405,287
Notes payable	298,483	343,649
Accounts payable and accrued liabilities	497,504	300,838

Total liabilities	5,803,208	5,691,977

SHAREHOLDERS’ EQUITY

Common stock	118,724	116,457
Additional paid-in capital	914,339	881,534
Retained earnings	1,977,254	1,677,831
Accumulated other comprehensive income	119,665	27,536
Treasury stock	(98,799)	(63,335)

Total shareholders’ equity	3,031,183	2,640,023

Total liabilities and shareholders’ equity	$8,834,391	$8,332,000

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUE

Net earned premium	$2,037,235	$2,007,774	$512,810	$502,646
Fee and commission income	103,690	125,201	15,577	25,643
Net investment income	191,965	164,751	50,225	33,919
Other operating income (loss)	34,391	9,638	4,567	(1,191)
Net realized investment gain (loss)	12,076	(16,808)	7,224	(4,047)
Other-than-temporary impairment loss:
Total loss	(6,443)	(11,133)	(354)	(5,104)
Portion recognized in equity, before tax	1,014	—	204	—

Net loss recognized in earnings	(5,429)	(11,133)	(150)	(5,104)

Total revenue	2,373,928	2,279,423	590,253	551,866

EXPENSE

Loss and loss adjustment expense, net	1,215,759	1,211,873	303,815	291,440
Policy acquisition costs, net	363,966	381,441	92,608	96,746
Other operating expense	259,488	233,509	63,979	59,089
Interest expense	16,164	20,362	4,348	5,815

Total expense	1,855,377	1,847,185	464,750	453,090

Earnings before income tax expense	518,551	432,238	125,503	98,776
Income tax expense	164,683	130,118	40,711	27,177

Net earnings	$353,868	$302,120	$84,792	$71,599

Basic earnings per share data:
Net earnings per share	$3.14	$2.63	$0.75	$0.63

Weighted-average shares outstanding (millions)	112.2	114.8	112.3	113.9

Diluted earnings per share data:
Net earnings per share	$3.11	$2.61	$0.74	$0.63

Weighted-average shares outstanding (millions)	113.1	115.5	113.4	114.1

Cash dividends declared, per share	$0.520	$0.470	$0.135	$0.125

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve months ended
	December 31,
	2009	2008

Operating activities:
Net earnings	$353,868	$302,120
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	23,432	46,985
Change in reinsurance recoverables	42,521	(98,354)
Change in ceded unearned premium	(34,107)	10,309
Change in loss and loss adjustment expense payable	22,439	188,264
Change in reinsurance balances payable	60,057	(8,014)
Change in unearned premium	48,366	33,526
Change in premium and claims payable, net of restricted cash	(98,675)	(80,219)
Change in accounts payable and accrued liabilities	96,040	(53,079)
Change in trading securities	—	49,091
Stock-based compensation expense	15,628	13,638
Depreciation and amortization expense	16,221	14,308
(Gain) loss on investments	(3,518)	49,549
Other, net	40,525	37,844

Cash provided by operating activities	582,797	505,968

Investing activities:
Sales of available for sale fixed income securities	551,760	583,211
Maturity or call of available for sale fixed income securities	347,794	323,998
Maturity or call of held to maturity fixed income securities	86,364	—
Cost of available for sale fixed income securities acquired	(1,159,796)	(1,527,664)
Cost of held to maturity fixed income securities acquired	(59,754)	(44,592)
Cost of other investments acquired	—	(36,751)
Change in short-term investments	(297,016)	294,248
Proceeds from sales of strategic and other investments	114,940	77,097
Payments for purchase of businesses, net of cash received	(38,018)	(103,153)
Proceeds from sales of assets of business and subsidiary	50,557	—
Other, net	(16,581)	(7,996)

Cash used by investing activities	(419,750)	(441,602)

Financing activities:
Issuance of notes payable	296,096	—
Advances on line of credit	130,000	181,000
Payments on line of credit and convertible notes	(410,242)	(161,000)
Sale of common stock	19,198	18,198
Purchase of common stock	(35,464)	(63,335)
Dividends paid	(57,437)	(52,453)
Other, net	(3,085)	1,436

Cash used by financing activities	(60,934)	(76,154)

Net increase (decrease) in cash	102,113	(11,788)

Cash at beginning of year	27,347	39,135

Cash at end of year	$129,460	$27,347

HCC Insurance Holdings, Inc. and Subsidiaries
Gross Written Premium
(Unaudited, in thousands)

	Twelve months ended			Three months ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$529,607	$456,285	16%	$168,499	$155,133	9%
E&O (2)	257,786	274,293	(6)	69,620	74,032	(6)
Other Professional Liability	81,222	62,585	30	19,004	17,980	6
U.S. Surety & Credit	203,522	183,384	11	55,078	43,249	27
International Surety & Credit	75,776	75,175	1	20,627	16,408	26

	1,147,913	1,051,722	9	332,828	306,802	8

Group life, accident & health
Medical Stop-loss	633,573	616,878	3	160,300	153,580	4
Other Medical	137,187	136,111	1	39,765	35,068	13
Other	75,281	76,914	(2)	9,958	12,041	(17)

	846,041	829,903	2	210,023	200,689	5

Aviation	176,073	185,786	(5)	42,160	38,518	9

London market account
Energy	98,934	97,334	2	6,657	11,138	(40)
Other	87,669	78,227	12	18,471	10,395	78

	186,603	175,561	6	25,128	21,533	17

Other specialty lines
Public Risk	66,176	42,871	54	14,105	11,468	23
HCC Lloyd’s	42,961	72,349	(41)	9,612	10,222	(6)
Other	93,872	135,801	(31)	21,699	21,970	(1)

	203,009	251,021	(19)	45,416	43,660	4

Discontinued lines	152	4,770	nm	150	5	nm

Total	$2,559,791	$2,498,763	2%	$655,705	$611,207	7%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	- Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Written Premium
(Unaudited, in thousands)

	Twelve months ended			Three months ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$376,021	$341,698	10%	$115,189	$118,376	(3)%
E&O (2)	222,664	246,185	(10)	58,400	64,678	(10)
Other Professional Liability	58,815	42,686	38	12,450	11,943	4
U.S. Surety & Credit	189,208	175,533	8	49,493	40,349	23
International Surety & Credit	68,887	65,905	5	18,934	13,959	36

	915,595	872,007	5	254,466	249,305	2

Group life, accident & health
Medical Stop-loss	633,571	616,878	3	160,300	153,579	4
Other Medical	137,187	136,111	1	39,765	35,068	13
Other	26,020	36,490	(29)	4,275	5,720	(25)

	796,778	789,479	1	204,340	194,367	5

Aviation	124,336	136,019	(9)	28,681	29,023	(1)

London market account
Energy	49,452	57,913	(15)	(834)	1,648	nm
Other	52,955	49,321	7	10,000	8,444	18

	102,407	107,234	(5)	9,166	10,092	(9)

Other specialty lines
Public Risk	48,524	28,553	70	8,877	6,995	27
HCC Lloyd’s	35,721	63,191	(43)	8,232	8,691	(5)
Other	22,802	59,376	(62)	4,489	5,767	(22)

	107,047	151,120	(29)	21,598	21,453	1

Discontinued lines	126	4,759	nm	149	(4)	nm

Total	$2,046,289	$2,060,618	(1)%	$518,400	$504,236	3%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	— Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Earned Premium
(Unaudited, in thousands)

	Twelve months ended			Three months ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$371,650	$312,135	19%	$96,938	$82,440	18%
E&O (2)	234,768	227,667	3	57,186	59,872	(4)
Other Professional Liability	39,123	31,753	23	8,642	9,960	(13)
U.S. Surety & Credit	182,627	167,914	9	47,191	43,733	8
International Surety & Credit	68,162	66,135	3	17,733	16,221	9

	896,330	805,604	11	227,690	212,226	7

Group life, accident & health
Medical Stop-loss	633,572	616,900	3	160,301	153,579	4
Other Medical	134,161	121,865	10	33,345	32,400	3
Other	29,887	38,503	(22)	6,376	9,096	(30)

	797,620	777,268	3	200,022	195,075	3

Aviation	129,626	139,838	(7)	31,112	34,713	(10)

London market account
Energy	49,116	57,262	(14)	14,131	12,351	14
Other	54,043	49,595	9	13,441	13,682	(2)

	103,159	106,857	(3)	27,572	26,033	6

Other specialty lines
Public Risk	39,986	25,600	56	11,133	6,831	63
HCC Lloyd’s	40,273	62,126	(35)	9,794	11,890	(18)
Other	30,114	85,723	(65)	5,337	15,882	(66)

	110,373	173,449	(36)	26,264	34,603	(24)

Discontinued lines	127	4,758	nm	150	(4)	nm

Total	$2,037,235	$2,007,774	1%	$512,810	$502,646	2%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	— Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Investment Income and Unrealized Gain (Loss)
(Unaudited, in thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2009	2008	2009	2008

Sources of net investment income:

Fixed income securities
Taxable	$106,690	$98,538	$27,796	$25,822
Exempt from U.S. income taxes	82,760	76,172	21,171	19,376

Total fixed income securities	189,450	174,710	48,967	45,198
Short-term investments	3,230	20,931	528	3,231
Other	3,086	(26,949)	1,803	(13,496)

Total investment income	195,766	168,692	51,298	34,933

Investment expense	(3,801)	(3,941)	(1,073)	(1,014)

Net investment income	$191,965	$164,751	$50,225	$33,919

Unrealized gain (loss) on available for sale fixed income securities:

Increase (decrease) in unrealized gain/loss for period, before tax	$141,685	$(10,412)	$(52,185)	$112,688

Unrealized gain at:

December 31, 2009	$156,311

September 30, 2009	$208,496

June 30, 2009	$72,665

March 31, 2009	$59,977

December 31, 2008	$14,626

HCC Insurance Holdings, Inc. and Subsidiaries
Net Loss Ratios
(Unaudited, in thousands)

	Twelve months ended		Twelve months ended
	December 31, 2009		December 31, 2008
	Net Earned	Loss	Net Earned	Loss
	Premium	Ratio	Premium	Ratio
Diversified financial products
D&O (1)	$371,650	61.2%	$312,135	59.0%
E&O (2)	234,768	49.6	227,667	50.0
Other Professional Liability	39,123	43.4	31,753	40.2
U.S. Surety & Credit	182,627	29.9	167,914	23.7
International Surety & Credit	68,162	50.9	66,135	56.1

	896,330	50.2	805,604	48.1

Group life, accident & health
Medical Stop-loss	633,572	71.7	616,900	73.1
Other Medical	134,161	86.0	121,865	80.9
Other	29,887	43.6	38,503	47.1

	797,620	73.0	777,268	73.1

Aviation	129,626	56.6	139,838	62.6

London market account
Energy	49,116	24.0	57,262	42.6
Other	54,043	41.5	49,595	50.8

	103,159	33.1	106,857	46.4

Other specialty lines
Public Risk	39,986	66.3	25,600	72.3
HCC Lloyd’s	40,273	69.1	62,126	78.3
Other	30,114	49.6	85,723	57.6

	110,373	62.8	173,449	67.2

Discontinued lines	127	nm	4,758	nm

Total	$2,037,235	59.7%	$2,007,774	60.4%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	- Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
December 31, 2009
(Unaudited, in thousands)

		% of	Investment	Average
	Fair Value	Portfolio	Grade	Rating

Total Portfolio of Fixed Income Securities	$4,642,081	100.0%	99%	AA+

Residential Mortgage-Backed Securities and Collateralized Mortgage Obligations:

Agency	$887,596	19.1%	100%	AAA

Non-Agency
Prime	52,495	1.1	63%	BBB+
Alt A	4,091	0.1	54%	BBB-

Total Residential MBS/CMO	$944,182	20.3%	98%	AAA

Commercial Mortgage-Backed Securities	$146,217	3.1%	100%	AAA

Asset-Backed Securities:
Auto	$2,660	0.1%	100%	A-
Subprime Home Equity	1,547	—	78%	A+
Other	10,158	0.2	66%	BBB

Total Asset-Backed Securities	$14,365	0.3%	74%	BBB+

Agency Securities:
Total Direct Obligations of U.S. Agencies	$69,852	1.5%	100%	AAA

U.S. Corporate Bonds:

Non-Financial	$368,972	7.9%	100%	A

Financial	$190,852	4.1%	100%	A

Municipal Bonds:	$2,205,760	47.5%	100%	AA

Insurance Enhanced	$1,286,051	27.7%	100%	AA

Insured — Underlying Ratings	$1,286,051	27.7%	98%	AA-

Non-Insured	$919,709	19.8%	100%	AA+

Foreign Bonds	$442,929	9.5%	100%	AAA

Notes:
The selected disclosures above do not include all classes of investments in the total portfolio of fixed income securities.
There are no CDOs/CLOs in the portfolio.

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
December 31, 2009
•	As of December 31, the Company had 75 “non-Side A only” D&O, E&O and Fiduciary Liability claims and 17 “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, four are on primary policies with gross policy limits totaling $20 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $13.5 million gross • and $9.1 million net, with an average attachment point of $89 million.

•	The average policy limit for “Side A only” claims is $14.2 million gross and $11.3 million net, with an average attachment point of $159 million.

•	Based upon the Company’s present knowledge, HCC believes the ultimate subprime related losses will be contained within the current overall reserves for D&O, E&O and Fiduciary Liability business.